                                                                   EXHIBIT 10.40

                               SERVICES AGREEMENT

      This Services Agreement (the "Services Agreement") is made and entered into as of January 1, 2004 by and between Western Financial Associate Solutions, a California corporation ("WFAS"), on the one hand and Western Financial Bank, a federally chartered institution and WFS Financial Inc, a California corporation (collectively the "Companies"), on the other.

                                    RECITALS

      WHEREAS, WFAS is engaged in the employee leasing business, which consists of providing the services of persons employed by it to the Companies pursuant to extended term contractual arrangements; and

      WHEREAS, WFS Financial Inc is a direct first tier subsidiary of Western Financial Bank; and

      WHEREAS, the Companies desires to obtain the services of employees of WFAS to perform certain of the business functions of business units of the Companies on the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the parties hereto agree as follows:

                                    AGREEMENT

      1. PROVISION OF SERVICES.

      1.1 WFAS hereby agrees to provide to the Companies the services of such employees of WFAS as the Companies shall from time to time request on the terms and subject to the conditions set forth in this Services Agreement. The names of the employees of WFAS initially requested by the Companies, and the respective business units of the Companies for which such employees of WFAS will perform services pursuant to this Services Agreement, are set forth in the schedule attached as Exhibit A hereto. The Companies may request the services of additional employees of WFAS, change the job assignments of any WFAS employees made available to the Companies or instruct WFAS to terminate the assignment of any WFAS employee who has been providing services to the Companies, at any time upon written notice to WFAS. WFAS shall maintain complete and accurate records of all of its employees who are requested from time to time to perform services for the Companies pursuant to this Services Agreement, including without limitation the names of such employees, the business units of the Companies for which such employees perform services and the dates of commencement and termination of the provision of such services by such employees. WFAS shall supply a complete list of all such employees to the Companies and to any regulatory authorities having jurisdiction over or responsibility for the Companies promptly upon request by the Companies. In addition, WFAS may request the Companies to acknowledge and confirm, on reasonable notice, the accuracy of any such list that WFAS may prepare for its own business purposes.

      1.2 In any request for services of employees of WFAS that the Companies shall make from time to time, the Companies may specify the compensation or range of compensation and the terms of compensation that the Companies anticipate will be required to be paid to obtain the services of such employees, or the Companies may request that WFAS provide advance notification to the Companies of the compensation or range of compensation and the terms of compensation that WFAS believes will be so required. In addition, the Companies may from time to time give reports and recommendations to WFAS regarding the performance of, and appropriate levels of bonus or incentive compensation to be paid to, employees of WFAS in respect of the services of such employees to the Companies.

      1.3 Concurrently with the execution and delivery of this Services Agreement by the parties hereto, the respective Companies are transferring to WFAS all of the human resource functions of the Companies and related administrative functions that have heretofore been conducted by the Human Performance Department of the Companies with the intention and for the purpose of outsourcing all of such functions to WFAS. Accordingly, in addition to providing the services of certain of its employees as provided in Section 1.1 above, WFAS hereby agrees to provide all of the human resource functions and related services indicated in the schedule attached as Exhibit B to this Services Agreement to the Companies with respect to those persons performing services for the Companies who are employed directly by the Companies and are not employees of WFAS. The provision of such human resource and related services pursuant to this Section 1.3, together with the provision of the services of employees of WFAS pursuant to Section 1.1 above, are herein collectively referred to as the "Services."

      1.4 WFAS hereby agrees to be responsible and held accountable for the property and equipment of the Companies that are used by the employees of WFAS in the performance of their duties and obligations hereunder. As such, the employees of WFAS will have day to day operational control over the property and equipment related to the essential operation of the Companies' facilities in which they are employed, but subject at all times to the policies and overall supervision of the Companies' Boards of Directors and executive officers.

      2. COMPENSATION AND PAYMENT.

      2.1 In consideration for the Services provided by WFAS under this Services Agreement, the Companies will pay a monthly fee to WFAS equal to WFAS' costs in providing the services of such requested employees during that month plus a margin of five percent (5%) of such total costs. The costs included in such fee shall include, without limitation, all wages, salaries, bonuses, payments for overtime and other compensation earned by and the costs of providing all benefits to the employees of WFAS who provide services to the Companies under this Services Agreement, and any taxes or governmental charges relating to such services. The services to be provided by WFAS are included in Exhibit B attached. The amount and structure of such fee has been determined in accordance with the transfer pricing survey prepared by Ernst & Young, LLP dated October 14, 2003. Either party hereto may request that a new transfer pricing survey be prepared by Ernst & Young, LLP or such other qualified firm as the parties may select at any time after 30 days notice to the other party hereto and may, on the basis of such new transfer pricing survey, propose such changes in the compensation provided for in this Services Agreement as such party shall deem appropriate. In the event of any such proposal, the

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parties hereto shall negotiate in good faith for a period of up to 30 days to arrive at an agreement regarding such compensation. If such agreement is not reached, either party may thereafter exercise the termination rights provided in
Section 6 below.

      2.2 WFAS will provide monthly notices acceptable to each of the Companies (which may be on an other than monthly basis if agreed to by the Companies) of the amounts owed for all Services provided by WFAS, setting forth the amount of the fees to be paid for such Services, together with such supporting information relating thereto as the Companies may request. Payment or other provision acceptable to WFAS shall be made by the Companies 30 days in advance based on an estimate of amounts owed. Any differences will be reconciled within 15 days of the monthly notice. In the event any such amount is disputed, the Companies shall make payment or other provision acceptable to WFAS of the portion thereof that is not disputed within such 30-day period and the parties hereto shall negotiate in good faith to resolve any such disputed amount as soon as possible thereafter. All payments shall be made to WFAS at the address listed in Section
8.6 below or such other place, by wire transfer to such account, or by such other method, as WFAS may designate.

      3. INTELLECTUAL PROPERTY RIGHTS.

      As between the parties hereto, each shall retain all rights to and interest in any and all trademarks, tradenames, copyrights, patents, other intellectual property and related protectable rights, and all proprietary or Confidential Information (as defined herein) and know-how associated with its own products, services and business and their design, use, sale and distribution (collectively, the "Intellectual Property") which it may have or may have acquired under license or otherwise, and each party shall have the right to use the same only in the conduct of its activities in connection with which Services are provided pursuant to this Services Agreement. No other right to or license of any Intellectual Property is granted by either party to the other by this Services Agreement, and neither party shall have the right, except as may hereafter be granted by the other party from time to time in writing, to register or attempt to register, or to assert any legal entitlement to or ownership of any of the Intellectual Property of the other.

      4. CONFIDENTIAL INFORMATION.

      Notwithstanding any other provision of this Services Agreement, the parties hereto agree to maintain in confidence, and not to disclose to any third party, during the term of this Services Agreement any Confidential Information furnished by one party to the other. As used in this Services Agreement, the "Confidential Information" of a party (the "Disclosing Party") shall mean and include the Intellectual Property and any information of any nature, whether or not specifically so designated, except for information (i) which at the time of disclosure is, or subsequently becomes, part of the public domain through no fault of the other party (the "Receiving Party"); (ii) which at the time of disclosure is already known to the Receiving Party or (iii) which is subsequently disclosed on a non-confidential basis to the Receiving Party by a third party whose receipt and disclosure does not constitute a violation of any confidentiality obligation to such party. Confidential Information may include, but shall not be limited to, processes, computer programs, software, systems, compilations of information, records,

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specifications, cost and pricing information, customer lists, customer information. Each party hereto shall take all reasonable steps to protect the Confidential Information of the other party hereto from unauthorized disclosure. The Receiving Party further agrees not to use any Confidential Information in any way, directly or indirectly, except as required in the course of the performance of the terms of this Services Agreement and approved by the Disclosing Party.

      5. COMPLIANCE WITH LAWS AND REGULATIONS; THE COMPANIES SUPERVISION OF EMPLOYEES.

      5.1 Each party shall at all times and at its own expense (i) strictly comply with all applicable laws, rules, regulations and governmental orders, now or hereafter in effect, relating to its performance of this Services Agreement,
(ii) pay all fees and other charges required by such laws, rules, regulations and orders and (iii) maintain in full force and effect all licenses, permits, authorizations, registrations and qualifications from all applicable governmental departments and agencies necessary to perform its obligations hereunder.

      5.2 WFAS acknowledges and agrees that each of its employees who provide services to the Companies pursuant to this Services Agreement will be deemed an "Institution-Affiliated Party" as that term is defined in Section 3(u) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(u)) and agrees to notify such employees of their status as such. WFAS further agrees that it will comply, and that it will assist the Companies in complying, with all rules, regulations, policies and bulletins governing employees and officers of federally insured financial institutions that are imposed or promulgated from time to time by either the Federal Deposit Insurance Corporation or the Office of Thrift Supervision, including, without limitation, the enforcement provisions set forth in Section 8 of the Federal Deposit Insurance Act (12 U.S.C. Section1818).

      5.3 WFAS agrees to provide the Federal Deposit Insurance Corporation and the Office of Thrift Supervision with all such access to the employment and other records of WFAS concerning the Companies, the respective subsidiaries and affiliates of the Companies, their respective employees and each of the employees of WFAS who perform services for any of the foregoing as the Companies are required to provide to the Federal Deposit Insurance Corporation and the Office of Thrift Supervision with respect to employees of the Companies.

      5.4 WFAS and each of the Companies acknowledge and agree that the board of directors of the respective Companies shall be responsible for oversight of the use of employees of WFAS by the Companies provided for in this Services Agreement and for assuring that effective policies and procedures are adopted and implemented to comply with all applicable rules, regulations, policies and bulletins of the Federal Deposit Insurance Corporation and the Office of Thrift Supervision. WFAS and the Companies agree that the Companies shall have control over the performance by the employees of WFAS who provide services to the Companies pursuant to this Services of their duties and assigned responsibilities in connection with operating the Companies and its subsidiaries. Without limiting the generality of the foregoing, (i) WFAS shall instruct its employees who are designated to perform services for the Companies pursuant to this Services Agreement that such employees are obligated to follow the business policies of, and to conform to the regulations applicable to, the Companies; and (ii) the Companies shall have the right at any time to instruct WFAS that the services to the Companies

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of any employee of WFAS shall be terminated, whether for reasons of change in the business of the Companies, failure of such WFAS employee to conform to the policies of the Companies, breach of applicable law or regulation or otherwise.

      6. TERM AND TERMINATION.

      6.1 This Services Agreement shall be effective as of the day and year first set forth above and shall continue in effect until terminated by either party as provided herein.

      6.2 This Services Agreement may be terminated at any time by the mutual consent of the parties evidenced by an agreement in writing signed by all parties, and either party may terminate this Services Agreement on 30 days written notice to the other party. Either party may terminate this Services Agreement immediately (i) in the event a material breach of any term of this Services Agreement by the other party shall continue uncured for a period of 30 days after notice thereof is given in writing by the non-breaching party to the breaching party; (ii) upon a breach by the other party of the provisions of Sections 4 or 5 hereof; (iii) upon the other party's insolvency; or (iv) upon the other filing of a voluntary or involuntary petition in bankruptcy, assignment for the benefit of creditors, or any comparable event or proceeding under the laws of the jurisdiction in which the other party is located.

      6.3 Upon termination of this Services Agreement, each party shall immediately cease using all Intellectual Property of the other, cease all activities pursuant to this Services Agreement and, at the option of the other party, return or destroy all Intellectual Property having tangible form in its possession, custody or control which belongs to or which was received from the other party.

      7. INDEMNITY.

      Each party agrees to indemnify, defend and hold harmless the other party and the other party's shareholders, directors, officers and affiliates from and against any and all liability, loss, damage, costs and expenses, including attorneys' fees and costs, arising from the first party's negligence, willful misconduct or breach of any provision of this Services Agreement, claims of any kind made by employees of the first party (including, without limitation, claims relating to alleged wrongful termination, discrimination, sexual harassment or workplace injury) or infringement by the first party or its employees of any third party's proprietary rights or intellectual property in connection with the performance of the Services. WFAS shall at all times carry and maintain a policy or policies of insurance of a type and in amounts reasonably necessary to protect it from third party claims and, to the extent necessary to satisfy its indemnification obligations to each of the Companies hereunder, and hereby assigns its rights under such policies of insurance to the Companies.

      8. Covenants regarding Corporate Existence.

      8.1 Preservation of Corporate Existence and Qualifications. Each party to this Services Agreement will keep in full effect its existence, rights and franchises as a corporation

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under the laws of the State of California and will obtain and preserve its qualifications to carry on business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary.

      8.2 Observation of Corporate Formalities. Each party to this Services Agreement shall at all times observe the applicable legal requirements for the recognition of such party as a corporate entity separate and apart from the other parties to this Services Agreement, including without limitation the following:

            (i) Each party shall maintain corporate records and books of account separate from those of the other parties;

            (ii) No party shall at any time commingle its funds with those of the other parties;

            (iii) Each party shall hold meetings of its board of directors as appropriate to authorize its corporate actions;

            (iv) Each party shall hold meetings of its shareholder(s) as appropriate and as required by the California Corporations Code to authorize its corporate actions;

            (v) Each party shall file all reports required by the California Secretary of State, including the yearly Statement By Domestic Stock Corporation, in a timely manner; and

            (vi) Each party shall ensure that its yearly franchise taxes are paid in a timely manner so as to maintain its corporate existence uninterrupted.

      8. MISCELLANEOUS PROVISIONS.

      8.1 RELATIONSHIP OF THE PARTIES. No party hereto is an agent or representative of the other, and no party shall be liable for or bound by any representation, act or omission of the other party. This Services Agreement shall not constitute the parties hereto partners or joint venturers and is being entered into solely for the administrative convenience of both parties. This Services Agreement is not for the benefit of any third party and no person other than WFAS and the Companies shall have any right to seek enforcement of the provisions hereof or damages premised on failure to comply with any of the terms hereof.

      8.2 SEVERABILITY. If any provision of this Services Agreement shall be held unenforceable, either by operation of law or otherwise, the remainder of this Services Agreement shall nevertheless remain in full force and effect, it being the intent and agreement of the parties that this Services Agreement will be deemed to have been amended by modifying such provision to the extent necessary to render it valid, legal and enforceable while preserving its intent or, if such modification is not possible, by substituting therefor another provision that is legal and enforceable and that achieves the same objective.

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      8.3 NO WAIVER. No express or implied waiver by any party of any provision of this Services Agreement or of any breach or default of the other party shall constitute a continuing waiver, and no waiver by any party shall prevent such party from enforcing any and all other provisions of this Services Agreement or from acting upon such other provisions or upon any other or subsequent breach or default by the other party.

      8.4 FORCE MAJEURE. If the performance of any part of this Services Agreement by either party, or of any obligation under this Services Agreement, is prevented, restricted, interfered with, or delayed by reason of any cause beyond the reasonable control of the party liable to perform the same, the party so affected shall, on giving written notice to the other party, be excused from such performance to the extent of such prevention, restriction, interference or delay, provided that the affected party shall use its reasonable best efforts to avoid or remove such causes of nonperformance and shall continue performance with the utmost dispatch whenever such causes are removed. When such circumstances arise, the parties shall discuss what, if any, modification of the terms of this Services Agreement may be required in order to arrive at an equitable solution.

      8.5 SUCCESSORS AND ASSIGNS. This Services Agreement shall be binding on and shall inure to the benefit of the parties, their Affiliates, their respective successors, successors in title, and assigns, and each party agrees, on behalf of it, its Affiliates, successors, successors in title and assigns, to execute any instruments that may be necessary or appropriate to carry out and execute the purpose and intentions of this Services Agreement and hereby authorizes and directs its Affiliates, successors, successors in title and assigns to execute any and all such instruments. Each and every successor in interest to any party or Affiliate, whether such successor acquires such interest by way of gift, devise, assignment, purchase, conveyance, pledge, hypothecation, foreclosure, or by any other method, shall hold such interest subject to all of the terms and provisions of this Services Agreement. The rights of the parties, their Affiliates and their successors in interest, as among themselves, shall be governed by the terms of this Services Agreement, and the right of any party, Affiliate or successor in interest to assign, sell or otherwise transfer or deal with its interests under this Services Agreement shall be subject to the limitations and restrictions of this Services Agreement. As used in this Services Agreement, the term "Affiliate" or "Affiliates" shall mean any corporation, firm, partnership or other entity, whether de jure or de facto, that directly or indirectly owns, is owned by, or is under common ownership with a party to this Services Agreement to the extent of at least 50 percent of the equity having the power to vote on or direct the affairs of the entity and any person, firm, partnership, corporation or other entity actually controlled by, controlling, or under common control with a party to this Services Agreement.

      8.6 NOTICES. All notices, demands, requests, consents, statements, satisfactions, waivers, designations, refusals, confirmations, denials and other communications that may be required or otherwise provided for or contemplated hereunder shall be in writing and shall be deemed to be properly given and received (i) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged, (ii) one business day after having been deposited for overnight delivery with Federal Express or another comparable overnight courier service, or (iii) three (3) business days after having been deposited in any post office or mail

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depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, addressed as follows:

If to WFAS:                                 If to Western Financial Bank:

Western Financial Associate Solutions       Western Financial Bank.
23 Pasteur                                  15750 Alton Parkway
Irvine, CA 92618                            Irvine, CA 92618
Attention: Karen Marchak                    Attention: Manisha Merchant

If to WFS Financial Inc:
23 Pasteur
Irvine, CA 92618
Attention: Guy Du Bose

or such other person or persons at such address or addresses as may be designated by written notice to the other parties hereunder.

      8.7 TRANSFERABILITY. Neither WFAS nor either of the Companies may transfer any rights or obligations under this Services Agreement to any other party, whether by sale, operation of law, pledge, assignment or otherwise, without obtaining the prior written consent of the other party hereto.

      8.8 SURVIVAL. All terms and provisions of this Services Agreement intended to be observed and performed after the expiration or termination of this Services Agreement, shall survive such expiration or termination, and shall continue in full force and effect.

      8.9 AMENDMENTS. No change, modification or amendment of this Services Agreement shall be valid or binding on the parties unless such change or modification shall be in writing signed by the party or parties against whom the same is sought to be enforced.

      8.10 FURTHER Assurances. Each party hereby covenants and agrees that it shall execute and deliver such deeds and other documents as may be required to implement any of the provisions of this Services Agreement.

      8.11 COUNTERPARTS. This Services Agreement may be executed in multiple copies, each of which shall for all purposes constitute one and the same agreement, binding on the parties, and each party hereby covenants and agrees to execute all such duplicates or replacement counterparts of this Services Agreement as may be requested by either party hereto.

      8.12 COSTS AND EXPENSES. Unless otherwise provided in this Services Agreement, each party shall bear all fees and expenses required to be paid in connection with this Services Agreement or its performance hereunder.

      8.13 TITLE AND CAPTIONS. Section titles or captions contained in this Services Agreement are inserted only as a matter of convenience and for reference purposes and in no

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way define, limit, extend or describe the scope of this Services Agreement or the intent of any provisions thereof.

      8.14 GOVERNING LAWS. This Services Agreement shall be deemed made in, and governed by, the internal laws of the State of California, not including the conflicts of laws provisions and principles thereof, and in the event of a dispute, each Party hereby consents to the jurisdiction of the appropriate courts of the State of California to resolve such dispute.

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      IN WITNESS WHEREOF, the parties have caused this Services Agreement to be executed by their duly authorized representatives.

                                      WESTERN FINANCIAL ASSOCIATE SOLUTIONS

                                      By:______________________________________
                                         Name:
                                         Title:

                                      WESTERN FINANCIAL BANK

                                      By:______________________________________
                                      Name:
                                      Title:

                                      WFS FINANCIAL INC

                                      By:______________________________________
                                         Name:
                                         Title:

                                   EXHIBIT "A"

                     EXHIBIT "B" HUMAN PERFORMANCE FUNCTIONS
                               TO BE PERFORMED BY
                                     (WFAS)

PAYROLL

      -     Pay all employees semi-monthly through paycheck or direct deposit

      -     Remit federal and state payroll taxes each pay period

      - File monthly, quarterly and annual payroll tax returns for federal, state and local entities

      -     File unemployment tax returns for all government agencies

      - Provide annual Internal Revenue Service Form W-2 wage and tax statements

      -     Provide payroll accounting information

      -     Arrange for annual workers' compensation audit

      -     Provide paid time off benefits (vacation, sick, other)

      -     Provide accounting information for all activities listed above

HUMAN PERFORMANCE MANAGEMENT SERVICES

      - Provide systems support for payroll, benefits, personnel, recruiting, reporting and compensation

      -     Provide equal employment opportunity reporting

      - Employee Relations: employee and manager counseling, problem and dispute resolution, responding to charges/claims from agencies and outside counsel, ensuring human resources' compliance with OTS regulations as applicable and tracking employee compliance.

      - Training and Development: providing classroom and individual education opportunities to all levels of employees, performance management and ensuring compliance with mandatory training.

      - Employee Retention: identify best practices and opportunities for improvement that influence retention and turnover, identify opportunities for improvements in human resources practices that result in efficiencies and enhanced support to internal customers

      - Provide employees with medical, dental, vision, life, and short-term and long-term disability plan administration

      -     Provide non-qualified deferred compensation plan administration

      -     Provide 401k and ESOP plan benefits

      -     Provide Flexible Spending Plan benefits

      -     Provide COBRA administration

      -     Provide tuition reimbursement

      -     Provide employee assistance program (EAP) administration

      -     Provide leave benefits

      -     Provide workers' compensation benefits

      - Develop and administer market competitive, legally compliant base and variable pay programs

      - Assess, streamline, and develop ways to improve company efficiencies through automation and programming

                                       B-1
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      -     Provide all recruitment functions, including sourcing, screening, and placement of qualified candidates.

      - Recruitment activities include: active and passive sourcing methods, background checks (i.e., criminal, Department of Motor Vehicles, credit and education), reference checking, interviewing, testing and new hire administrative processing.

REGULATORY REPORTING RESPONSIBILITY

      -     Gramm-Leach-Bliley Act

      -     Bank Privacy Act

      -     Workers' Compensation/Fair Labor Standards Act HIPAA Privacy Act

      -     Equal Employment Opportunity

      -     Applicable state laws

                                       B-2